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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712 and 333-3890) and related Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-3890-01) and related Prospectus of Highwoods/Forsyth Limited Partnership of our report dated April 17, 1996, with respect to the audited combined financial statements of Eakin and Smith for the year ended December 31, 1995 included in its Current Report on Form 8-K/A dated April 1, 1996 as amended on June 3, 1996 and June 18,1996, filed with the Securities Exchange Commission.


                                         ERNST & YOUNG LLP


Raleigh, North Carolina
June 18, 1996